UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): September 28, 2018

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	001-37481	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 - Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 28, 2018, Pershing Gold Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Americas Silver Corporation (“Americas Silver”) and R Merger Sub, Inc., a wholly-owned subsidiary of Americas Silver (“Merger Sub”). Under the terms of the Merger Agreement, the Company will merge with and into Merger Sub, with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Americas Silver (the “Merger”).

In connection with the Merger, common stockholders of the Company will be issued 0.715 Americas Silver common shares for each share of Company common stock (the “Exchange Ratio”). Holders of the Company’s Series E Convertible Preferred Stock (“Series E Preferred Stock”) will be given the option to (a) convert their shares of Series E Preferred Stock into Company common shares immediately before the closing and exchange those common shares for Americas Silver common shares at the Exchange Ratio, or (b) exchange their Series E Preferred Stock for non-voting preferred stock of Americas Silver (“Purchaser Preferred Stock”).

The Merger Agreement provides that, upon consummation of the Merger, Americas Silver will cause one nominee of the Company to be appointed to the board of directors of Americas Silver.

The Merger must be approved by (i) preferred shareholders holding 75% of the Company’s preferred shares, voting as a separate class, and (ii) a majority of the voting shares held by the common shareholders and preferred shareholders, voting together as a single class. The issuance of the Americas Silver shares in connection with the Merger must also be approved by a majority of the Americas Silver shares voted at the meeting called for that purpose.

The Company is required to call a meeting and solicit the approval of its stockholders, subject to the board of directors’ ability to accept a Superior Proposal (as defined in the Merger Agreement) in accordance with the Merger Agreement. If the Merger Agreement is terminated because the Company accepts a Superior Proposal, or the board of directors of the Company changes its recommendation to its stockholders regarding the approval of the Merger, the Company will be obligated to pay a termination fee to Americas Silver in the amount of $4,000,000 (the “Termination Fee”).

Americas Silver is required to call a meeting and solicit the approval of its shareholders for the issuance of shares in connection with the Merger.

In addition to the approval of the stockholders of each of the Company and Americas Silver, as described above, the completion of the Merger will be subject to the satisfaction of other customary closing conditions, including, among others: (i) the declaration by the Securities and Exchange Commission (“SEC”) of the effectiveness of the Registration Statement on Form F-4 to be filed by Americas Silver with the SEC in connection with the Merger, (ii) the Americas Silver common shares to be issued or issuable in connection with the Merger will have been approved (or conditionally approved, as applicable) for listing on the NYSE American LLC and the Toronto Stock Exchange, and (iii) the receipt of certain regulatory approvals necessary for the completion of the Merger.

Each of the Company and Americas Silver will be subject to customary covenants with respect to its operations between signing and closing. The Merger Agreement also includes customary representations and warranties with regard to the respective business and assets of the Company and Americas Silver.

The Merger Agreement contains certain termination rights for both the Company and Americas Silver, including in the event that the Merger is not consummated by April 1, 2019 or if the requisite stockholder approvals are not received. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by the Company as a result of the Company entering into an agreement for an alternative transaction, as discussed above, the Company may be required to pay to Americas Silver the Termination Fee.

This summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Convertible Secured Debenture

Concurrent with the execution of the Merger Agreement, the Company and Americas Silver entered into a Convertible Secured Debenture (“Debenture”), effective October 1, 2018, that will entitle the Company to borrow up to $4,000,000 from Americas Silver.

The interest rate will be 16% per year on the amount drawn, accrued and compounded monthly. The loan will mature on June 1, 2019, or September 1, 2019 if the Company has exercised an option to extend maturity.

If the Merger Agreement is terminated, in most circumstances, the outstanding principal amount, plus any accrued and unpaid interest, will be due and payable in cash within 90 days following the date of termination (or 10 days if the Merger Agreement is terminated by the Company in order to accept a Superior Proposal or following a change of the board of directors’ recommendation to stockholders). However, if the Merger Agreement is terminated because (i) Americas Silver fails to obtain the approval of its shareholders, (ii) a law or government order prevents consummation of the Merger, or (iii) Americas Silver breaches the Merger Agreement, the Company will have the option to repay the borrowed amount in cash or in shares of Company common stock.

If repayment will be accomplished by conversion into Company common stock, the number of shares issuable will be determined by dividing the amount outstanding under the Debenture by a conversion price equal to the volume-weighted average price of the Company’s common stock for the five trading days immediately preceding the date of the election, but never less than $1.18. The issuance of common shares in exchange for amounts outstanding under the Debenture is subject to receipt of prior approval by The NASDAQ Stock Market and the Toronto Stock Exchange.

The Debenture will be secured by a lien on substantially all of the Company’s assets.

This summary of the Debenture is not complete and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Support Agreements

On September 30, 2018, Stephen Alfers, as a director and the Company’s President and Chief Executive Officer, the Company’s other directors (Edward Karr, Pamela Saxton and Jeffrey Clevenger), and Eric Alexander, the Company’s Vice President Finance and Controller, each entered into a Support Agreement with Americas Silver pursuant to which he or she will agree to vote in favor of the Merger, not to transfer his or her shares (or any securities convertible into shares) other than in support of the Merger, and not to solicit or negotiate any alternative acquisition proposal. The Support Agreement does not preclude a director, in his or her capacity as such, from exercising his or her fiduciary duties and electing to terminate the Merger Agreement in the circumstances permitted in the Merger Agreement.

This summary of the Support Agreement is not complete and is qualified in its entirety by reference to the full text of the form of agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Convertible Secured Debenture disclosed in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The description of the Convertible Secured Debenture disclosed in Item 1.01 is incorporated herein by reference.

The issuance of the Debenture, and the potential issuance of common shares thereunder, is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder. Americas Silver is not a U.S. person.

Item 3.03 Material Modification to Rights of Security Holders

On September 28, 2018, the Company amended the Certificate of Designation for its Series E Preferred Stock (the “Amended Series E Certificate of Designation”), effective immediately. The amendments (a) exempt the Merger from automatic conversion and cash payment provisions that would otherwise be applicable upon the consummation of the Merger, and (b) exempt the execution of the Debenture (but not any subsequent conversion of the Debenture into shares of the Company’s common stock) from provisions that would otherwise trigger an adjustment in the conversion price of the Series E Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Alexander Amendment to Severance Agreement

On September 28, 2018, the Company and Mr. Alexander, the Company’s principal financial officer, amended Mr. Alexander’s Fourth Amended Severance Compensation Agreement dated December 21, 2017, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 28, 2018. The amendment extends the term of Mr. Alexander’s Fourth Amended Severance Compensation Agreement to March 31, 2019.

This summary of the amendment to Mr. Alexander’s Fourth Amended Severance Compensation Agreement is not complete and is qualified in its entirety by reference to the full text of the amendment that is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Janke Amendment to Offer of Employment

On September 28, 2018, the Company and Tim Janke, the Company’s Chief Operating Officer, amended Mr. Janke’s Offer of Employment dated January 10, 2018, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 18, 2018. The amendment extends the term of the severance and change in control provisions of Mr. Janke’s Offer of Employment to March 31, 2019.

This summary of the amendment to Mr. Janke’s Offer of Employment is not complete and is qualified in its entirety by reference to the full text of the amendment that is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Amended Series E Certificate of Designation disclosed in Item 3.03 is incorporated herein by reference.

The Amended Series E Certificate of Designation is attached as Exhibit 3.1 to this Current Report on 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 28, the holders of at least seventy-five percent of the Company’s Series E Preferred Stock approved an action by written consent in lieu of a meeting. The resolutions consented to the Company’s execution of the Debenture and approved the Amended Series E Certificate of Designation, the description of which in Item 3.03 is incorporated herein by reference.

Item 8.01 Other Matters

In connection with the Merger, the Company and Americas Silver jointly conducted an investor conference call on October 1, 2018 at 8:30 a.m. EDT to discuss the Merger and certain other matters. A transcript of the conference call is filed as Exhibit 99.1 hereto.

Concurrent with the execution of the Merger Agreement, Mr. Barry Honig, who holds or controls (collectively under his various holdings) approximately 31% of the outstanding Pershing common shares and 87% of the outstanding Pershing preferred shares has entered into an unconditional support agreement and has agreed to vote his shares in favor of the Merger.

Additional Information about the Proposed Transaction

The proposed transaction between Americas Silver and the Company will be submitted to the respective stockholders of Americas Silver and the Company for their consideration. Americas Silver will file with the SEC a registration statement on Form F-4 that will include a proxy statement of the Company that also constitutes a prospectus of Americas Silver. Americas Silver will file an information circular with the applicable Canadian securities administrators and will furnish the information circular to the SEC. The Company will deliver the proxy statement/prospectus to its stockholders as required by applicable law. Americas Silver will deliver the information circular to its stockholders as required by applicable law. Americas Silver and the Company also plan to file other documents with the SEC regarding the proposed transaction. This Current Report on Form 8-K is not a substitute for any prospectus, proxy statement, information circular or any other document which Americas Silver and the Company may file with or furnish to the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AMERICAS SILVER AND THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND INFORMATION CIRCULAR, AS APPLICABLE, AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH OR FURNISHED TO THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAS SILVER, THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and information circular, as applicable, and other documents containing important information about Americas Silver and the Company, once such documents are filed with or furnished to the SEC, through the website maintained by the SEC at www.sec.gov. The Company and Americas Silver make available free of charge at www.pershinggold.com and www.americassilvercorp.com, respectively (in the “Investor Relations” and “Investors” section, as applicable), copies of materials they file with, or furnish to, the SEC.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between Americas Silver and the Company or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

The Company, Americas Silver and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and Americas Silver in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 30, 2018. Information about the directors and executive officers of Americas Silver is set forth in its management information circular for its 2018 annual meeting of shareholders filed on Form 6-K with the SEC on April 13, 2018. These documents can be obtained free of charge from the sources indicated below. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits

(d)       The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 28, 2018
2.2	List of Subject Matters on Schedules*
3.1	Amendment to Certificate of Designation for Series E Convertible Preferred Stock dated September 28, 2018
4.1	Convertible Secured Debenture dated October 1, 2018
10.1	Form of Director and Officer Support Agreement dated September 28, 2018
10.2	Amendment to Fourth Amended Compensation Agreement, dated September 28, 2018, between Pershing Gold Corporation and Eric Alexander +
10.3	Amendment to Offer Letter, dated September 28, 2018, between Pershing Gold Corporation and Tim Janke +
99.1	Conference Call Transcript dated October 1, 2018

*	Furnished, not filed, herewith.
+	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller